EXHIBIT 4.57

                    SETTLEMENT AGREEMENT WITH MUTUAL RELEASE

      This Settlement Agreement and Mutual Release (the "Agreement") is entered into this 1st day of September, 2004 (the "Effective Date"), by and between SurfNet Media Group, Inc. and SurfNet New Media, Inc. (collectively "SurfNet"); and The Thompson Group, P.C. and Pamela J. Thompson (collectively "Thompson"). All of the persons named above shall sometimes be referred to collectively as the "Parties." This Settlement Agreement is entered into with reference to the recitals set forth in the Article titled "Recitals" below and constitutes (i) a settlement agreement between the Parties and (ii) a mutual release of all liabilities of all Parties arising out of the matters described below.

                                    RECITALS

      1.1 In April of 2004, Thompson filed a Complaint against SurfNet in Maricopa County Superior Court entitled PAMELA THOMPSON, ET AL. V. SURFNET MEDIA GROUP, INC., ET AL., CV2004-007681. SurfNet thereafter asserted a Counterclaim against Thompson [collectively "the Litigation"].

      1.2 Plaintiffs and Defendants each deny the allegations raised in the Litigation, and they separately deny that each was damaged in any manner.

      1.3 This Agreement is made as a compromise and settlement by and between SurfNet and Thompson and is intended to be a complete and final settlement of all claims, disputes, and causes of action which were or could have been asserted in the Lawsuit, and any and all claims, disputes or causes of action related in any way to the Lawsuit. The Agreement is made without acknowledgment of any fault or wrongdoing by any party. In order to accomplish this complete release of all Parties, the Parties hereto enter into this Agreement.

                               TERMS OF SETTLEMENT

      2.1 In consideration of the mutual covenants and agreements contained herein, the sufficiency of which is hereby acknowledged, the Parties make the promise to abide by the following covenants to the fullest extent authorized by law:

      2.2 Upon execution of this Agreement, the Complaint and Counterclaim shall be dismissed with prejudice and each party shall bear their own fees and costs. Within seven business days of the effective date of this Agreement, the parties shall cause their respective counsel to execute and file a joint stipulation for dismissal with prejudice and submit a proposed form of order providing for dismissal of the Lawsuit with prejudice.

      2.3 The parties hereby confirm that on July 17, 2003 SurfNet's Board of Directors authorized the issue of a minimum of 180,000 shares of SurfNet's stock to Pamela Thompson or her designees for services rendered. Even though Ms. Thompson had beneficial ownership of the stock as of July 17, 2003, the Board did not issue the stock at that time but held it in a fiduciary capacity for Ms. Thompson and her designees.


                     SETTLEMENT AGREEMENT AND MUTUAL RELEASE
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      2.4 In consideration of this settlement and based upon SurfNet's prior agreement and Board of Directors meeting to issue shares of their common stock as of July 17, 2003, upon execution of this Agreement, SurfNet shall issue the 180,000 shares of SurfNet's common stock that they have been holding in a fiduciary capacity as follows:

            a) 117,600 shares to "The Carmel Trust"
            b) 62,400 shares to "Charles C. Weller, A.P.C."

      "The Carmel Trust" and "Charles C. Weller, A.P.C." shall be allowed to make a one-time transfer of up to one-half of these shares at anytime without prior Board approval.

                                 MUTUAL RELEASES

      3.1 The Parties, and each of them, shall and do hereby forever mutually relieve, release and discharge one another and their respective successors, attorneys, and employees, and each of them, from any and all claims as hereinafter defined.

      For purposes of this release, "claims" shall mean any and all claims, defenses, debts, agreements, liabilities, demands, contracts, obligations, promises, acts, costs and expenses (including but not limited to, attorneys' fees), damages, actions and causes of action of every kind and nature whatever, whether now known or unknown, suspected or unsuspected, including, but not limited to, tort claims, fraud claims, and actions for malicious prosecution or abuse of process, occurring or existing at any time heretofore, to and including the date hereof or arising at any time hereafter, based upon, arising from, relating to, or in any manner connected with, directly or indirectly, the matters, facts or claims set forth in the Litigation, and the Article of this Agreement titled "Recitals."

      Unless the context otherwise indicates, whenever used in this Agreement the word "liability" shall include, but is not limited to, any and all claims, demands, damages debts, accounts, obligations, costs, expenses, liens, or other liabilities.

      The Parties each covenant and agree that neither they, nor anyone claiming through them, will ever institute or maintain against any Party they have released in this Agreement (or their agents, successors or assigns) any claim, demand, action, lien, cause of action or suits at law or in equity, directly or indirectly, for or because of any of the matters released hereby. The Parties further covenant and agree that this release is a bar to any such claim, action, suit or proceeding.


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      3.2 REPRESENTATIONS AND WARRANTIES. The Parties, and each of them, hereby represent and warrant to, and agree with each other as follows:

            (a) The Parties, and each of them, have each received independent legal advice from attorneys of their choice, or have had the opportunity to consult an attorney but have declined to do so, with respect to the advisability of making the settlement and release provided herein, and with respect to the advisability of executing this Settlement Agreement, and prior to the execution of this Settlement Agreement by each Party, that Party had the opportunity for its attorney to review this Settlement Agreement at length and make all desired changes;

            (b) Except as expressly stated in this Settlement Agreement, neither Plaintiff nor Defendants have made any statement or representation to any other party regarding any fact relied upon by any other party in entering into this Settlement Agreement, and each Party specifically does not rely on any statement, representation, or promise of any other party in executing this Settlement Agreement, or in making the settlement provided for herein, except as expressly stated in this Agreement;

            (c) Each Party, and its attorneys, if desired, has made such investigation of the facts pertaining to this Settlement Agreement and all of the matters pertaining thereto, as they deem necessary;

            (d) The terms of this Settlement Agreement are contractual, not a mere recital, and are the result of negotiation between the Parties;

            (e) The Recitals to this Settlement Agreement are expressly made a part hereof;

            (f) This Settlement Agreement has been carefully read by the Parties hereto, and if they choose, by their attorneys; it is signed freely by each person executing this Settlement Agreement; and each person executing this Settlement Agreement is empowered to do so;

            (g) In entering into this Settlement Agreement, the Parties, and each of them, recognize that no facts or representations are ever absolutely certain. The Parties acknowledge that they are aware that they may, after execution of this Agreement, discover facts different from or in addition to those they now know or believe to be true with respect to the liabilities, actions or causes of action to be released. Accordingly, each Party assumes the risk of any incomplete disclosure or mistake. If any Party should subsequently discover that any fact it relied upon in entering into this Settlement Agreement


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was untrue, or that any understanding of the facts or of the law was incorrect, such Party shall not be entitled to set aside this Settlement Agreement by reason thereof. This Settlement Agreement is intended to be final and binding between the Parties hereto, and is further intended to be effective as a final accord and satisfaction between Plaintiff and Defendants, regardless of any claims of misrepresentation, promise made without the intention of performing it, concealment of act, mistake of fact or law, or any other circumstance whatsoever. Each Party relies on the finality of this Settlement Agreement as a material factor inducing that Party's execution of this Settlement Agreement.

            (h) The consideration specified herein is given for the purposes of
(i) settling and compromising all claims and disputes which have arisen between the Parties, and (ii) releasing Plaintiff and Defendants by operation of this Settlement Agreement, from any and all claims and liabilities, past, present and future, that have or may arise out of the matters described in the Article titled "Recitals." Nothing herein shall be construed as an admission by any Party, its agents, servants or employees of any liability of any kind to the other.

            (i) Each Party represents and warrants that he or she has not heretofore transferred or assigned or purported to transfer or assign to any person, firm or corporation any claim, demand, damage, debt, liability, account, action or cause of action herein to be released. Each Party agrees to indemnify and hold harmless the other Party he or she has released in this Settlement Agreement against any claim, defense, demand, damage, debt, liability, account, action, cause of action, cost or expense, including, but not limited to, attorneys' fees actually paid or incurred, arising out of or in connection with any such transfer or assignment or purported or claimed transfer or assignment.

            (j) Each Party acknowledges the adequacy of the consideration given for the release of all Parties in this Settlement Agreement, and understands that irrespective of whether the consideration is expressly described herein adequate consideration exists for the release of all Parties, and each of them, under this Settlement Agreement.

                               GENERAL PROVISIONS

      4.1 ENTIRE AGREEMENT. This Settlement Agreement contains the entire agreement between the Parties relating to the settlement and release contemplated hereby, and all prior or contemporaneous agreements, understands, representations and statements, oral or written, are merged herein.

      4.2 EXAMINATION OF AGREEMENT. Each Party has relied upon its own examination of the entire Settlement Agreement, and the warranties, representations, and covenants expressly contained in the Settlement Agreement itself. The failure or refusal of either party to inspect the Settlement Agreement or other documents, or to obtain legal advice relevant to this Settlement Agreement, constitutes a waiver of any objection, contention, or claim that might have been based upon such reading, inspection or advice.


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      4.3 NO CONSTRUCTION AGAINST DRAFTER. Except as otherwise specifically set forth herein, the Parties acknowledge that this Settlement Agreement, in its final form, is the result of the combined efforts of the parties hereto and that should any provision of this Settlement Agreement be found to be ambiguous in any way, such ambiguity shall not be resolved by construing this Settlement Agreement in favor of or against any party herein, but rather by construing the terms of this Settlement Agreement fairly and reasonably in accordance with their generally accepted meaning and the purposes for which this Settlement Agreement is made.

      4.4 NO MODIFICATION. No modification, waiver, amendment, discharge or change of this Settlement Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is or may be sought.

      4.5 SUCCESSORS BOUND. All terms of this Settlement Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties hereto and their respective legal representatives, successors and assigns.

      4.6 SEVERABILITY OF TERMS. In the event any term, covenant, condition, provision or agreement herein contained is held to be invalid or void by any court of competent jurisdiction, the invalidity of any such term, covenant, condition, provision or agreement shall in no way affect any other term, covenant, condition, provision or agreement herein contained.

      4.7 FURTHER COOPERATION. Each of the Parties shall fully cooperate with the other in connection with the requirements imposed by this Settlement Agreement and each agrees to take such further actions and to execute and deliver such further documents, with acknowledgment or affidavit, if required, as may be reasonably necessary to carry out the purposes of this Settlement Agreement and to facilitate the satisfaction of any conditions set forth herein.

      4.8 CHOICE OF LAW. This Settlement Agreement, and any dispute arising hereunder, shall be construed and enforced in accordance with, and be governed by, Arizona law.

      4.9 ATTORNEYS' FEES. If either party brings an action to enforce the terms of this Agreement or to declare rights hereunder, the prevailing party, as determined by the court, in any such action, on trial or appeal, shall be entitled to its reasonable attorneys' fees and costs to be paid by the losing party, as determined by the court.

      4.10 EXECUTION IN COUNTERPARTS. This Settlement Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. However, this Agreement shall not be binding on any Party until all the Parties have executed it.


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      4.11 FACSIMILE SIGNATURES. This Settlement Agreement may be executed and a copy of such executed Settlement Agreement transmitted by facsimile, which when received can be used as an original of the Settlement Agreement for all purposes.


PLAINTIFF:

PAMELA THOMPSON and THE THOMPSON GROUP, P.C.


Dated:            9/1/04                    By       /s/ Pamela Thompson
       -----------------------------          ----------------------------------
                                                     Pamela Thompson

                                            Its      President
                                               ---------------------------------


DEFENDANTS:

SURFNET MEDIA GROUP, INC. and SURFNET NEW MEDIA, INC.


Dated:            9/1/04                    By       /s/ Robert Arkin
       -----------------------------          ----------------------------------
                                                     Robert Arkin

                                            Its      Chairman
                                               ---------------------------------


APPROVED AS TO FORM:


Dated:            9/2/04                    By       /s/ Charles C. Weller
       -----------------------------          ----------------------------------
                                                      Charles C. Weller
                                                   Attorney for Plaintiffs
                                                     Pamela  Thompson and
                                                   The Thompson Group, P.C.


Dated:                                      By
       -----------------------------          ----------------------------------
                                                       Gerald W. Alston
                                                    Attorney for Defendants
                                                   Surfnet Media Group, Inc.
                                                  and Surfnet New Media, Inc.


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